Exhibit 99.1

RISK FACTORS

Investing in AmSurg Corp. (the “Company” or “AmSurg”) common stock involves certain risks. Before deciding to invest in our common stock, you should carefully consider the following risk factors, as well as other information contained in or incorporated in our Securities and Exchange Commission (“SEC”) filings. The occurrence of any of these risks could materially and adversely affect our business, prospects, financial condition or results of operations, which could cause you to lose all or part of your investment. The risks described below are not the only risks we face. Additional risks and uncertainties that are not presently known to us or that we currently deem immaterial may also adversely affect our business, financial condition, results of operations and cash flows, in which case you may lose all or part of your investment in our common stock. In addition, statements in the following risk factors may constitute forward-looking statements.

As set forth in the Company’s Form 8-K filed with the SEC on June 16, 2016, on June 15, 2016, Envision Healthcare Holdings, Inc., a Delaware corporation (“Envision”), the Company and New Amethyst Corp., a Delaware corporation and a direct wholly owned subsidiary of the Company (“New Amethyst”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Envision and the Company will combine in an all-stock merger of equals. Upon the terms and subject to the conditions set forth in the Merger Agreement, the Company will merge with and into New Amethyst (“Merger 1”), with New Amethyst continuing as the surviving corporation, immediately after which Envision will merge with and into New Amethyst (“Merger 2” and together with Merger 1, the “Mergers”), with New Amethyst continuing as the surviving corporation. Upon the closing of Merger 2, the name of the combined company will be changed to “Envision Healthcare Corporation”.

Risks Relating to the Company’s Merger with Envision

AmSurg shareholders cannot be sure of the value of the merger consideration they will receive in the mergers.

AmSurg shareholders will receive a fixed number of shares of New Amethyst common stock in the Mergers rather than a number of shares of New Amethyst common stock with a particular fixed market value. The market value of AmSurg common stock at the time of the Mergers may vary significantly from its price on the date the Merger Agreement was executed, the date of this Current Report on Form 8-K or the date on which AmSurg shareholders vote on the Mergers. Because the merger consideration exchange ratios will not be adjusted to reflect any changes in the market price of AmSurg common stock, the market value of the New Amethyst common stock issued in the Mergers, and the AmSurg common stock surrendered in the Mergers may be higher or lower than the values of these shares on earlier dates. All of the merger consideration to be received by AmSurg shareholders will be New Amethyst common stock. Accordingly, at the time of the special meetings, AmSurg shareholders will not know or be able to determine the value of the New Amethyst common stock they will receive upon completion of the Mergers.

Changes in the market price of AmSurg common stock may result from a variety of factors that are beyond the control of AmSurg, including changes in its business, operations and prospects, regulatory considerations, governmental actions, and legal proceedings and developments. Market assessments of the benefits of the Mergers, the likelihood that the Mergers will be completed and general and industry-specific market and economic conditions may also have an effect on the market price of AmSurg common stock. Changes in market prices of AmSurg common stock may also be caused by fluctuations and developments affecting domestic and global securities markets. AmSurg is not permitted to terminate the Merger Agreement solely because of changes in the market prices of its common stock.

In addition, the market value of AmSurg common stock may vary from the date of the special meeting to the date of the completion of the Mergers. You are urged to obtain up-to-date prices for AmSurg common stock. There is no assurance that the Mergers will be completed, that there will not be a delay in the completion of the Mergers or that all or any of the anticipated benefits of the Mergers will be obtained.

AmSurg and Envision may be unable to obtain the regulatory approvals required to complete the Mergers or, in order to do so, AmSurg and Envision may be required to comply with material restrictions or conditions that may negatively affect the combined company after the Mergers are completed or cause them to abandon the Mergers. Failure to complete the Mergers could negatively affect the future business and financial results of AmSurg and Envision.

Completion of the Mergers is contingent upon, among other things, the receipt of regulatory approvals and the termination or expiration of the waiting periods under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (“HSR Act”). AmSurg and Envision can provide no assurances that the transaction will not be challenged, and that all required regulatory authorizations, approvals or consents will be obtained or that the authorizations, approvals or consents will not contain terms, conditions or restrictions that would be detrimental to the combined company after completion of the Mergers.

Under the provisions of the HSR Act, the Mergers may not be completed until notification and report forms have been filed with the Antitrust Division of the Department of Justice (“DOJ”) and the Federal Trade Commission (“FTC”) and the expiration of a 30-calendar-day waiting period or the early termination of such waiting period, following the parties’ filing of their respective notification and report forms. If the Antitrust Division of the DOJ or the FTC issues a Request for Additional Information and Documentary Material prior to the expiration of the waiting period, the parties must observe an additional 30-calendar-day waiting period, which would begin to run only after both parties have substantially complied with the request for information, unless the waiting period is terminated earlier. Each of AmSurg and Envision have filed their required notification and report forms under the HSR Act with respect to the Mergers. The review period could be terminated by the reviewing antitrust authority or extended by a Request for Additional Information and Documentary Material. Although AmSurg and Envision believe that the transactions do not raise substantial regulatory concerns and that all requisite regulatory approvals will be obtained on a timely basis, AmSurg and Envision cannot be certain when if, or under what conditions these approvals will be obtained. Even after the waiting period under the antitrust laws and even after the completion of the Mergers, governmental authorities could seek to block or challenge the Mergers.

In addition, private parties who may be adversely affected by the Mergers and individual states may bring legal actions under the antitrust laws in certain circumstances. AmSurg and Envision may not prevail and may incur significant costs in settling or defending any action under the antitrust laws. Although the parties believe the completion of the Mergers will not likely be prevented by antitrust laws, there can be no assurances that a challenge to the Mergers on antitrust grounds will not be made or, if a challenge is made, what the result will be. Under the Merger Agreement, AmSurg and Envision have agreed to use their reasonable best efforts to obtain all regulatory clearances necessary to complete the Mergers as promptly as reasonably practicable. In addition, in order to complete the Mergers, AmSurg and Envision may be required to comply with conditions, terms, obligations or restrictions imposed by regulatory bodies and such conditions, terms, obligations or restrictions may have the effect of delaying completion of the Mergers, imposing additional material costs on or materially limiting the revenues of New Amethyst after the completion of the Mergers, or otherwise reducing the anticipated benefits to New Amethyst of the Mergers. In addition, such conditions, terms, obligations or restrictions may result in the delay or abandonment of the Mergers.

The Mergers are subject to certain conditions and if these conditions are not satisfied or waived, the Mergers may not be completed.

The obligations of AmSurg and Envision to complete the Mergers are subject to the satisfaction or waiver of a number of conditions set forth in the Merger Agreement, including: (a) the receipt of AmSurg shareholder and Envision stockholder approval; (b) the approval for listing by the New York Stock Exchange of the New Amethyst common stock to be issued as consideration in the Mergers (subject to official notice of issuance); (c) the expiration or termination of the HSR Act waiting period; (d) the Registration Statement on Form S-4 having been declared effective by the SEC prior to the mailing of the joint proxy statement/prospectus and the SEC not having issued any stop order suspending the effectiveness of the Registration Statement on Form S-4 or initiated or threatened any proceedings seeking such a stop order; (e) the absence of any law or order from any court or governmental entity preventing or prohibiting the consummation of the transactions contemplated by the Merger Agreement; and (f) other customary conditions for a transaction of this type.

Shareholder litigation against AmSurg and Envision could result in an injunction preventing completion of the Mergers, the payment of damages in the event the Mergers are completed and/or an adverse effect on the combined company’s business, financial condition or results of operations following the Mergers.

On July 15, 2016, a purported Envision stockholder filed a putative stockholder class action lawsuit against the members of the Envision Board and Barclays PLC in the Court of Chancery of the State of Delaware. The case is captioned Anderson v. Sanger et al., C.A. No. 12561-CB (Del. Ch.). The lawsuit alleges that the members of the Envision Board violated their fiduciary duties in connection with the proposed Mergers and that Barclays PLC aided and abetted those breaches. Among other remedies, the plaintiff seeks to enjoin the Mergers from proceeding or, alternatively, damages in the event the Mergers are consummated. We believe this lawsuit is without merit and intend to defend the lawsuit vigorously. The outcome of any such litigation is uncertain. This lawsuit could prevent or delay completion of the Mergers and result in substantial costs to AmSurg or Envision, including any costs associated with the indemnification of directors and officers. Other purported stockholders of Envision or shareholders of AmSurg may file additional lawsuits against Envision, Envision’s directors and officers, AmSurg or AmSurg’s directors and officers in connection with the Mergers. The defense or settlement of any lawsuit or claim that remains unresolved at the time the Mergers are completed may adversely affect the combined company’s business, financial condition, results of operations and cash flows. One of the conditions to the closing of the Mergers is that no governmental entity or competent jurisdiction has issued a final and non-appealable order permanently prohibiting, restraining or otherwise making illegal the consummation of the transactions contemplated by the Merger Agreement. Consequently, if a settlement or other resolution is not reached in the lawsuit referenced above and the plaintiffs secure injunctive or other relief prohibiting AmSurg’s or Envision’s ability to complete the Mergers, then such injunctive or other relief may prevent the Mergers from becoming effective within the expected timeframe or at all.

Failure to complete the Mergers could negatively affect the stock price and the future business and financial results of AmSurg.

If the Mergers are not completed, AmSurg’s business may be adversely affected by the failure to pursue other beneficial opportunities due to the focus of its management team on the Mergers, without realizing any of the anticipated benefits of completing the Mergers. In addition, the market price of AmSurg common stock might decline to the extent that the current market prices reflect a market assumption that the Mergers will be completed. If the Merger Agreement is terminated and the AmSurg Board of Directors seeks another merger or business combination, AmSurg shareholders cannot be certain that AmSurg will be able to find a party willing to offer equivalent or more attractive consideration than the consideration to be provided in the Mergers. If the Merger Agreement is terminated under certain circumstances, (i) AmSurg may be required to pay a termination fee of $180 million to Envision, (ii) Envision may be required to pay a termination fee of $180 million to AmSurg and (iii) a party may be required to reimburse the other party for reasonable expenses of up to $15 million. AmSurg could also be subject to litigation related to any failure to complete the Mergers or related to any enforcement proceeding commenced against AmSurg or Envision to perform their respective obligations under the Merger Agreement.

Delays in completing the Mergers may substantially reduce the expected benefits of the Mergers.

Satisfying the conditions to, and completion of, the Mergers may take longer than, and could cost more than, AmSurg and Envision expect. Any delay in completing or any additional conditions imposed in order to complete the Mergers may materially adversely affect the synergies and other benefits that AmSurg and Envision expect to achieve from the Mergers and the integration of their respective businesses. Further, there can be no assurances that the conditions to the closing of the Mergers and the other transactions contemplated by the Merger Agreement will be satisfied or waived or that the Mergers will be completed at all. In addition, each of AmSurg and Envision has the right to terminate the Merger Agreement if the Mergers are not completed by June 15, 2017.

The Merger Agreement limits AmSurg’s ability to pursue alternatives to the Mergers, which could discourage a potential acquirer of AmSurg from making an alternative transaction proposal and, in certain circumstances, could require AmSurg to pay to Envision a significant termination fee.

Under the Merger Agreement, AmSurg its restricted, subject to limited exceptions, from pursuing or entering into alternative transactions in lieu of the Mergers. In general, unless and until the Merger Agreement is terminated, AmSurg its restricted from, among other things, soliciting, initiating, causing, knowingly encouraging or knowingly facilitating any inquiries or the making of any proposals from any person that is or is reasonably likely to lead to an alternative transaction proposal. The AmSurg Board of Directors is limited in its ability to change its recommendation with respect to the Merger-related proposals. Further, even if the AmSurg Board of Directors withdraws or qualifies its recommendation with respect to the Mergers, AmSurg will still be required to submit each of its Merger-related proposals to a vote at its special meeting and will be prohibited from submitting any alternative transaction proposal to its shareholders at such special meeting, even if such alternative transaction proposal, if consummated, would result in a transaction that is more favorable to the AmSurg shareholders, from a financial point of view, than the Mergers. AmSurg has the right to terminate the Merger Agreement and enter into an agreement with respect to a “superior proposal” only if specified conditions have been satisfied, including compliance with the non-solicitation provisions of the Merger Agreement, the expiration of certain waiting periods that may give the other party an opportunity to amend the Merger Agreement so that the “superior proposal” is no longer a “superior proposal” and the payment of the required termination fee of $180 million. These provisions could discourage a third party that may have an interest in acquiring all or a significant part of AmSurg from considering or proposing such an acquisition, even if such third party were prepared to pay consideration with a higher per share cash or market value than the consideration proposed to be received or realized in the Mergers, or might result in a potential acquirer proposing to pay a lower price than it would otherwise have proposed to pay because of the added expense of the termination fee that may become payable.

Third parties may terminate or alter existing contracts or relationships with AmSurg and/or Envision.

AmSurg and Envision are each party to contracts that may require AmSurg or Envision, respectively, to obtain third-party consents in connection with the Mergers. In addition, third parties that AmSurg and/or Envision currently have relationships with may seek to renegotiate, terminate or otherwise reduce the scope of their relationships with any of AmSurg or Envision in anticipation of the Mergers, or with the combined company following the Mergers. Any such disruptions could limit the combined company’s ability to achieve the anticipated benefits of the Mergers. The adverse effect of such disruptions could also be exacerbated by a delay in the completion of the Mergers or the termination of the Merger Agreement.

AmSurg and Envision will be subject to various uncertainties and contractual restrictions while the Mergers are pending that could adversely affect their financial results.

Uncertainty about the effect of the Mergers on business relationships, employees, and customers may have an adverse effect on each of AmSurg and Envision, and consequently, the combined company. These uncertainties may impair AmSurg’s and/or Envision’s ability to attract, retain and motivate key personnel until the Mergers are completed and for a period of time thereafter, and could cause customers, suppliers and others who deal with AmSurg or Envision to seek to change existing business relationships with AmSurg or Envision. Each of AmSurg and Envision are dependent on the experience and industry knowledge of their respective officers and other key employees to execute their business plans. The combined company’s success after the Mergers will depend in part upon the ability of AmSurg and Envision to retain key management personnel and other key employees. Employee retention and recruitment may be particularly challenging prior to completion of the Mergers, as employees and prospective employees may experience uncertainty about their future roles with the combined company. Accordingly, no assurances can be given that the combined company will be able to attract or retain key management personnel and other key employees of AmSurg and Envision to the same extent that AmSurg and Envision have previously been able to attract or retain their own employees. A failure by AmSurg, Envision or, following the completion of the Mergers, New Amethyst to attract, retain and motivate executives and other key employees could have a negative impact on their respective businesses. Similarly, a failure by AmSurg, Envision or, following the completion of the Mergers, New Amethyst to attract, retain and motivate independent contractors could have a negative impact on their respective businesses.

The pursuit of the Mergers and the preparation for the integration of the two companies may place a significant burden on management and internal resources. Any significant diversion of management’s attention away from ongoing business and any difficulties encountered in the transition and integration process could affect the financial results of AmSurg, Envision and/or New Amethyst.

In addition, the Merger Agreement restricts each of AmSurg and Envision, without the other’s prior written consent, from taking certain specified actions while the Mergers are pending. These restrictions may limit AmSurg and/or Envision from pursuing attractive business opportunities and making other changes to their respective businesses prior to completion of the Mergers or termination of the Merger Agreement.

AmSurg’s and Envision’s executive officers and directors have certain interests in the Mergers that may be different from, or in addition to, the interests of AmSurg shareholders and Envision stockholders generally.

AmSurg’s and Envision’s executive officers and directors have certain interests in the Mergers that may be different from, or in addition to, the interests of AmSurg shareholders and Envision stockholders generally. AmSurg’s executive officers and Envision’s executive officers negotiated the terms of the Merger Agreement. The executive officers of AmSurg and Envision have arrangements with AmSurg or Envision, as applicable, that provide for severance benefits if their employment is terminated under certain circumstances following the completion of the Mergers, including, in the case of the Envision officers and Mr. Holden, severance benefits to which they would not have been entitled in the absence of the Mergers. Mr. Sanger’s letter agreement with Envision expired in 2016 and he will be entering into a new letter agreement in respect of his service as Executive Chairman of New Amethyst in connection with the Mergers. In addition, certain of AmSurg’s (but not Envision’s) compensation and benefit plans and arrangements provide for payment or accelerated vesting or distribution of certain rights or benefits upon completion of the Mergers. Executive officers and directors also have rights to indemnification and directors’ and officers’ liability insurance that will survive completion of the Mergers.

Upon completion of the Mergers, the New Amethyst Board will be comprised of 14 members, consisting of seven of AmSurg’s current directors and seven of Envision’s current directors. Mr. Sanger, the current Chairman, President and Chief Executive Officer of Envision, will serve as Executive Chairman of the New Amethyst Board and Mr. Holden, currently a director and the President and Chief Executive Officer of AmSurg, will serve as a director and as Chief Executive Officer and President of New Amethyst. Additionally, New Amethyst’s management team will include executives from each of AmSurg and Envision. From AmSurg, Ms. Gulmi (the current Executive Vice President and Chief Financial Officer of AmSurg) will serve as Executive Vice President and Chief Financial Officer of New Amethyst, Mr. Coward (the current Executive Vice President, Chief Development Officer, and President – Physician Services) will serve as Executive Vice President and President – Physician Services of New Amethyst, and Mr. Solomon (the current Senior Vice President and Chief Strategy Officer of AmSurg) will serve as Senior Vice President and Chief Strategy Officer of New Amethyst. From Envision, Mr. Ratton (the current Executive Vice President, Chief Strategy Officer and Treasurer of Envision) will serve as Executive Vice President and Chief Development Officer of New Amethyst and Mr. Owen (the current Executive Vice President, Chief Operating Officer and Chief Financial Officer of Envision) will serve as the Executive Vice President and President—Ambulatory Services of New Amethyst.

The AmSurg Board and Envision Board were aware of these interests at the time each approved the Mergers and the transactions contemplated by the Merger Agreement. These interests, including the continued employment of certain executive officers of AmSurg and Envision by New Amethyst, the continued positions of certain directors of AmSurg and Envision as directors of New Amethyst and the indemnification of former directors and officers by New Amethyst, may cause AmSurg’s and Envision’s directors and executive officers to view the Mergers differently and more favorably than you may view it.

AmSurg and Envision will incur substantial transaction fees and costs in connection with the Mergers and those fees and costs could exceed current estimates.

AmSurg and Envision have incurred and expect to incur non-recurring costs associated with the Mergers. These costs and expenses include financial advisory, legal, accounting, consulting and other advisory fees and expenses, reorganization, financing and restructuring costs, litigation defense costs, severance/employee benefit-related expenses, filing fees, printing expenses and other related charges. Some of these costs are payable by AmSurg and Envision regardless of whether the Mergers are completed. There are also a large number of processes, policies, procedures, operations, technologies and systems that must be integrated in connection with the Mergers. While both AmSurg and Envision have assumed that a certain level of expense would be incurred in connection with the Mergers and the other transactions contemplated by the Merger Agreement, there are many factors beyond their respective control that could affect the ultimate amount or the timing of the integration and implementation expenses. Moreover, many of the expenses that will be incurred are, by their nature, difficult to estimate accurately. These expenses could, particularly in the near term, exceed the savings that the combined company expects to achieve from the elimination of duplicative expenses and the realization of economies of scale and cost savings. These integration expenses likely will result in New Amethyst taking significant charges against earnings following the completion of the Mergers, and the amount and timing of such charges are currently not known.

There may also be additional unanticipated significant costs in connection with the Mergers that the combined company may not recoup. These costs and expenses could reduce the benefits and additional income New Amethyst expects to achieve from the Mergers. Although New Amethyst expects that these benefits will offset the transaction expenses and implementation costs over time, this net benefit may not be achieved in the near term or at all.

AmSurg shareholders will not be entitled to dissenters’ or appraisal rights in the Mergers.

Dissenters’ or appraisal rights are statutory rights that, if applicable under law, enable stockholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to stockholders in connection with the extraordinary transaction. Under the Tennessee Business Corporation Act, dissenters’ rights generally are not available to holders of shares which are registered on a national securities exchange or quoted on a national market security system.

Because AmSurg common stock is listed on NASDAQ, a national securities exchange, holders of AmSurg common stock will not be entitled to dissenters’ rights in the Mergers with respect to their shares of AmSurg common stock.

The combined company may fail to realize the anticipated benefits of the Mergers.

The success of the Mergers will depend on, among other things, the combined company’s ability to combine the AmSurg and Envision businesses in a manner that facilitates growth opportunities, realizes anticipated synergies, and achieves the projected stand-alone cost savings and revenue and earnings growth trends identified by each company. On a combined basis, New Amethyst expects to benefit from operational synergies resulting from the consolidation of capabilities and elimination of redundancies, as well as greater efficiencies from increased scale and integration. Management also expects the combined company will enjoy other benefits, including expanded service offerings and increased geographic reach of the combined businesses.

However, management of the combined company must successfully combine the businesses of AmSurg and Envision in a manner that permits these cost savings, synergies and other benefits to be realized. Actual synergies, if achieved, may be lower than what New Amethyst expects or may take longer to achieve than anticipated. In addition, New Amethyst must achieve the anticipated savings, synergies and benefits without adversely affecting current revenues and earnings and investments in future growth. An inability to realize the full extent of the anticipated benefits of the Mergers and the other transactions contemplated by the Merger Agreement, as well as any delays encountered in the integration process, could have an adverse effect upon the revenues, earnings, level of expenses and operating results of the combined company, which may adversely affect the value of New Amethyst common stock after the completion of the Mergers.

The failure to integrate successfully certain businesses and operations of the combined company in the expected time frame may adversely affect the combined company’s future results.

Historically, AmSurg and Envision have operated as independent companies, and they will continue to do so until the effective time of the Mergers. After the consummation of the Mergers, the management of New Amethyst may face significant challenges in consolidating AmSurg and Envision, integrating their organizations, procedures, policies and operations, addressing differences in the business cultures and retaining key personnel. The integration may be complex and time consuming, and could require substantial resources and effort. The integration process and other disruptions resulting from the business combinations mentioned above may also disrupt each company’s ongoing businesses or cause inconsistencies in standards, controls, procedures and policies that adversely affect New Amethyst’s relationships with employees, business partners, customers and others with whom they have business or other dealings, or limit New Amethyst’s ability to achieve the anticipated benefits of the Mergers. In addition, difficulties in integrating the businesses mentioned above could harm the reputation of New Amethyst.

If New Amethyst is not able to successfully combine its businesses in an efficient, effective and timely manner, the anticipated benefits and cost savings of the Mergers may not be realized fully, or at all, or may take longer to realize than expected, and the value of New Amethyst common stock may be affected adversely.

Combining the businesses of AmSurg and Envision may be more difficult, costly or time-consuming than expected, which may adversely affect New Amethyst’s results and negatively affect the value of New Amethyst common stock following the Mergers.

If the combined company is not able to successfully combine the businesses of AmSurg and Envision in an efficient, effective and timely manner, the anticipated benefits and cost savings of the Mergers may not be realized fully, or at all, or may take longer to realize than expected, and the value of New Amethyst common stock may be affected adversely.

An inability to realize the full extent of the anticipated benefits of the Mergers and the other transactions contemplated by the Merger Agreement, as well as any delays encountered in the integration process, could have an adverse effect upon the revenues, level of expenses and operating results of New Amethyst, which may adversely affect the value of New Amethyst common stock after the completion of the Mergers.

In addition, the actual integration may result in additional and unforeseen expenses, and the anticipated benefits of the integration plan may not be realized. Actual synergies, if achieved, may be lower than what New Amethyst expects and may take longer to achieve than anticipated. If the combined company is not able to adequately address integration challenges, the combined company may be unable to successfully integrate AmSurg’s and Envision’s operations or to realize the anticipated benefits of the integration of the two companies.

Current holders of AmSurg common stock will have a reduced ownership and voting interest after the Mergers and will exercise less influence over management.

Current holders of AmSurg common stock have the right to vote in the election of the board of directors and on other matters affecting AmSurg. Upon the completion of the Mergers, each AmSurg shareholder who receives shares of New Amethyst common stock will become a stockholder of the combined company, each with a percentage ownership of the combined company that is smaller than such stockholder’s percentage ownership of AmSurg. It is currently expected that the shareholders of AmSurg immediately prior to the effective time of the Mergers as a group will receive shares in the Mergers constituting approximately 47% of the shares of the combined company’s common stock on a fully diluted basis immediately after the Mergers. Accordingly, stockholders of Envision immediately prior to the effective time of the Mergers as a group will own approximately 53% of the shares of the combined company’s common stock on a fully diluted basis immediately after the Mergers. Because of this, AmSurg shareholders will have less influence on the management and policies of the combined company than they now have on the management and policies of AmSurg.

9